Issuer Free Writing Prospectus
Filed pursuant to Rule 433
Registration Statement No. 333-162195
Dated: November 4, 2011

US Volatility Harvest(TM)
A Systematic Volatility Arbitrage Strategy

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October 31, 2011

Introducing US Volatility Harvest™

Summary

- The market for equity volatility is maturing. Large institutional investors can now access volatility-based “arbitrage” strategies effectively and cheaply.
- However, they remain difficult to access for smaller institutions and retail investors
- US Volatility Harvest (“VolHarvest”) is an investible and transparent rules-based volatility arbitrage strategy index that combines three volatility strategy indices
- Why consider VolHarvest?
  - Volatility arbitrage strategies have generally performed well when other arbitrage strategies have not
  - Volatility arbitrage strategies seek to capture returns from observed market behavior
  - Attractive Sharpe Ratio[1] based on retrospective results
  - Historically low correlation to major indices and other alternative strategies

[1]Sharpe Ratio is defined as 1) the return of an asset less an applicable “risk-free” rate of return, divided by 2) the volatility of an asset.

Page 2

Building US Volatility Harvest

The index is constructed by combining three cornerstone volatility strategy indices linked to the S&P 500®:

US Volatility Harvest		
EMERALD™	ImpAct™	ELVIS™ II

- **EMERALD** (“Equity Mean Reversion Alpha Index”) is a mean-reversion strategy that seeks to monetize the differential between daily and weekly volatility of the S&P 500® Index by buying daily volatility and selling weekly volatility on a rolling weekly basis
- **ImpAct** (“Implied v. Actual”) is a short-volatility strategy which seeks to monetize the differential between implied and actual volatility of the S&P 500® Index by selling one-month volatility on a rolling monthly basis
- **ELVIS II** (“Equity Long Volatility Investment Strategy II”) is a long-volatility strategy which seeks to provide efficient exposure to volatility by rolling forward-starting variance swaps on a quarterly basis

Page 3

Strategy Construction: Overview

                               [MISSING GRAPHIC]

        Efficient Short Vol Strategy       +        Long Vol Strategy

                     Volatility-Neutral Arbitrage Strategy

Strategy Construction: Step 1

o    ImpAct seeks to capture a volatility "risk premium" by selling 1-month implied volatility vs. daily realized volatility

o    EMERALD is designed to benefit when the volatility of daily returns exceeds weekly returns

o    By combining ImpAct + EMERALD1, an efficient Short Volatility Strategy
     (Receiving 1-month Implied Volatility Premium and Paying 1-week Realized
     Volatility) is created

[MISSING GRAPH]  [MISSING GRAPH]

However,  ImpAct  has been  hyper-sensitive  to spikes in  realized  volatility.
Adding EMERALD  mitigates  some of the risk, but the combined  strategy is still short volatility

1"ImpAct + EMERALD"  represents a  hypothetical  combination  of the two indices based on their  respective  relative  weights and the rebalancing  dates used in
VolHarvest

Note: ImpAct did not exist prior to May 2007; EMERALD did not exist prior to
October 2009. All results prior to that date were retrospectively calculated and do not reflect actual returns. Past performance, actual or hypothetical, is not necessarily indicative of how the index will perform in the future. The performances of ImpAct and EMERALD do not reflect fees and/or costs. Source:
Deutsche Bank, Bloomberg Finance L.P., 2011

Strategy Construction: Step 2

o    To protect against volatility spikes, ELVIS II is added as a permanent hedging overlay

o    By combining ImpAct + EMERALD + ELVIS II, we seek to create a
     Volatility-Neutral Arbitrage Strategy: VolHarvest

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 The combined strategy is rebalanced quarterly to weights of 67.5% for ImpAct,
 52.5% for EMERALD and 30% for ELVIS II which aims to equalize the components'
                        respective volatility exposures.

          It is available in Excess Return and Total Return versions.1

1Excess  Return does not include a funding  component;  Total Return  includes a funding component.
Note: ImpAct did not exist prior to May 2007; EMERALD did not exist prior to
October 2009; ELVIS II did not exist prior to August 2010; the VolHarvest indices did not exist prior to August 2010. All results prior to those date were retrospectively calculated and do not reflect actual returns. Past performance, actual or hypothetical, is not necessarily indicative of how an index will perform in the future. The performances of ImpAct, EMERALD, VolHarvest ER and TR do not reflect fees and/or costs. Source: Deutsche Bank, Bloomberg Finance L.P.,
2011

Excess Return Retrospective Performance

Index Performance (from December 1999)
--------------------------------------------------------------------------------
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Performance Analysis (Month-End Returns)
--------------------------------------------------------------------------------
                                  Dec '99 - Oct '11
Annualized Returns                      5.9%
Volatility                              5.4%
Sharpe Ratio                            1.08
Maximum Drawdown                       -8.5%
Start Date                             Jul-11
End Date                               Sep-11
Max/Min Returns
Rolling 12 Months                   15.1% / 5.9%
Rolling 3 Months                    6.6% / -7.7%
Rolling 12 Months
% Positive                              98%
% Negative                              2%
Average                                 6.9%
Median                                  6.8%

Annual Returns
--------------------------------------------------------------------------------
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Monthly Returns Analysis (shaded area is actual historical results)
----------------------------------------------------------------------------------------------------
        2000    2001    2002    2003    2004    2005    2006    2007    2008    2009    2010    2011
Jan     0.0%    1.2%    1.3%   -0.3%    2.1%    -0.4%  -0.9%   -0.1%    -1.4%   0.7%   -1.2%   0.1%
Feb     1.4%    -0.5%   1.2%    1.4%    1.8%    -0.7%   0.1%    -5.1%   2.0%    0.7%    0.6%    0.1%
Mar    -2.3%    1.6%    -1.1%  -1.0%    0.5%    1.4%    0.8%    0.9%    1.7%    -0.5%   0.9%    1.2%
Apr     -1.5%  -0.4%    0.2%    1.1%    0.4%    2.0%    0.6%    -0.5%   -0.4%   0.5%    2.0%   -0.1%
May     0.6%    0.5%    1.6%    -0.1%   0.6%    -0.3%   0.4%    2.1%    1.1%    -0.1%   2.3%    0.7%
Jun     -0.4%   0.7%    0.7%    0.5%    1.2%    0.3%    1.7%    0.8%    -0.1%   0.3%    -2.0%   0.9%
Jul     -0.6%   1.2%    -4.4%   1.9%    2.1%    -0.1%   0.9%    0.5%    1.6%    -1.3%   -0.9%  -2.6%
Aug     0.7%    1.6%    3.9%    1.8%   -0.5%    1.8%    0.2%    3.2%    1.9%    1.7%    1.4%    -6.1%
Sep     2.8%    1.6%    3.4%   -0.1%    0.1%    0.2%    1.1%    -0.7%   -0.3%   -0.3%   -0.9%   1.6%
Oct     -1.7%   1.4%    -0.7%   0.4%    -1.0%   0.4%    -0.3%   3.7%    1.7%    -1.1%   0.0%   -0.5%
Nov     2.3%    1.6%    0.9%    1.0%    -0.4% -1.0%     0.7%    2.0%    4.7%    1.6%   -0.4%
Dec     -0.6%   0.9%    2.5%    0.3%    1.4%    1.3%    2.4%    -0.9%   -0.2%   1.0%    1.3%
----------------------------------------------------------------------------------------------------
Ann.
Ret.    0.6%   11.8%    9.7%    7.0%    8.5%    5.0%    7.8%    5.8%    12.7%   3.3%    3.1%   -4.8%
----------------------------------------------------------------------------------------------------

Note: VolHarvest ER did not exist prior to August 2010. All results prior to that date were retrospectively calculated and do not reflect actual returns.
Past performance is not necessarily indicative of how an index will perform in the future. The performance of VolHarvest ER does not reflect fees and/or costs.
Source: Deutsche Bank, Bloomberg Finance L.P., 2011

Total Return Retrospective Performance

Index Performance (from December 1999)
--------------------------------------------------------------------------------
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Performance Analysis (Month-End Returns)
--------------------------------------------------------------------------------
                             Dec '99 - Oct '11
Annualized Returns                 8.6%
Volatility                         5.7%
Sharpe Ratio                       1.05
6Maximum Drawdown                 -8.5%
Start Date                       Jul-11
End Date                         Sep-11
Max/Min Returns
Rolling 12 Months               18.4% / -5.8%
Rolling 3 Months                 7.6% / -7.7%
Rolling 12 Months
% Positive                         98%
% Negative                         2%
Average                           9.6%
Median                            9.8%

Annual Returns
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Monthly Returns Analysis (shaded area is actual historical results)
--------------------------------------------------------------------------------
        2000    2001    2002    2003    2004   2005     2006    2007    2008    2009    2010    2011
Jan     0.5%    1.8%    1.4%   -0.1%    2.2%   -0.2%   -0.5%     0.4%   -1.1%   0.7%    -1.2%   0.2%
Feb     1.8%    0.0%    1.4%    1.4%    1.9%   -0.5%    0.4%    -4.7%   2.2%    0.7%    0.6%    0.1%
Mar    -1.8%    2.1%   -0.9%   -0.9%     0.6%    1.6%   1.2%    1.3%    1.9%    -0.5%   0.9%    1.2%
Apr    -1.0%    0.0%    0.4%    1.2%    0.5%    2.3%    0.9%    0.0%    -0.2%   0.5%    2.0%    -0.1%
May     1.2%    0.9%    1.7%    0.0%    0.7%    0.0%    0.8%    2.6%    1.2%    -0.1%   2.3%    0.7%
Jun     0.1%    1.0%    0.8%    0.6%    1.3%    0.5%    2.1%    1.2%    0.1%    0.3%    -2.0%   0.9%
Jul     0.0%    1.5%    -4.2%   2.0%    2.2%    0.2%    1.4%    1.0%    1.7%    -1.3%   -0.9%  -2.6%
Aug     1.3%    1.9%    4.0%    1.9%    -0.4%   2.1%    0.7%    3.6%    2.0%    1.7%    1.4%    -6.0%
Sep     3.3%    1.9%    3.6%    0.0%    0.2%    0.5%    1.5%    -0.3%  -0.2%     -0.2%  -0.9%   1.7%
Oct     -1.1%   1.6%    -0.6%   0.4%    -0.9%   0.7%    0.1%    4.1%    1.8%    -1.0%    0.0%   -0.5%
Nov     2.8%    1.7%    1.0%    1.1%    -0.2%   -0.7%   1.1%    2.3%    4.7%    1.7%    -0.4%
Dec     -0.1%   1.0%    2.6%    0.4%    1.6%    1.7%    2.8%    -0.5%  -0.2%     1.1%    1.3%
Ann.
Ret.    7.2%   16.3%   11.6%    8.2%    9.9%    8.5%   13.3%    11.3%  14.9%    3.5%    3.3%    -4.7%

Note: VolHarvest TR did not exist prior to August 2010. All results prior to that date were retrospectively calculated and do not reflect actual returns.
Past performance is not necessarily indicative of how an index will perform in the future. The performance of VolHarvest TR does not reflect fees and/or costs.
Source: Deutsche Bank, Bloomberg Finance L.P., 2011

BBG:
DBVEHUT

Total Return Retrospective Performance vs. Benchmarks

Index Performance (from Dec. 1999; HFRX from Dec. 2003)[1]


VolHarvest TR
Live Date
HFRX Vol
S&P 500 TR
JPM Govt Bond
300
250
200
150
100
50
Dec-1999
Dec-2001
Dec-2003
Dec-2005
Dec-2007
Dec-2009

Annual Returns


30%
20%
10%
0%
-10%
-20%
-30%
-40%
2000 2001 2002 2003 2004 2005 2006 2007 2008 2009 2010 2011
VolHarvest TR
HFRX Vol
S&P 500 TR
JPM Govt Bond

Performance Analysis (Month-End Returns)

	Dec '99 - Sep '11			Dec '03 - Aug '11
	VolHarvest TR	S&P 500 TR	JPM Gov't Bond	HFRX Vol
Annualized Returns	8.6%	0.5%	5.4%	2.9%
Volatility	5.7%	16.6%	3.4%	5.7%
Sharpe Ratio	1.05	-0.13	0.84	0.12
Maximum Drawdown	-8.5%	-50.9%	-3.1%	-15.4%
Start Date	Jul-11	Nov-07	Sep-10	Sep-08
End Date	Oct-11	Oct-11	Aug-11	Oct-11
Max/Min Returns				
Rolling 12 Months	18.4% / -5.8%	53.6% / -43.3%	11.9% / -1.0%	13.8% / -9.4%
Rolling 3 Months	7.6% / -7.7%	25.8% / -29.6%	6.4% / -2.9%	5.6% / -10.0%
Rolling 12 Months				
% Positive	98%	62%	98%	69%
% Negative	2%	38%	2%	31%
Average	9.6%	2.8%	5.3%	3.4%
Median	9.8%	8.4%	5.2%	4.0%
Correlation		-0.13	0.05	0.40

"HFRX Vol" is the HFRX Volatility Index which is intended to represent the investible portion of the volatility-arbitrage hedge fund universe (BBG Ticker: HFRXVol <Index>). Return data is shown from December 2003, the first date on which data is available, to March 2011, the most recent date on which data is available.

"S&P 500 TR" is the S&P 500 Total Return Index (BBG ticker: SPTR <Index>)

"JPM Gov't Bond" is the JP Morgan Global Government Bond Hedged USD Index (BBG ticker: JHDCGBIG <Index>).

[1]The HFRX Vol index level has been rebased to the VolHarvest TR index level as of December 2003, the first date on which data is available for HFRX Vol.
Note: VolHarvest TR did not exist prior to August 2010. All results prior to that date were retrospectively calculated and do not reflect actual returns. Past performance is not necessarily indicative of how an index will perform in the future. The performance of VolHarvest TR does not reflect fees and/or costs.
Source: Deutsche Bank, Bloomberg Finance L.P., 2011

Page 9

ImpAct Strategy

ImpAct is designed to capture the spread between implied and realized volatility of the SandP 500(R) by implementing a systematic volatility selling strategy

o    Historically, there has been a spread between implied volatility, embedded into option prices, and volatility subsequently realized by the SandP
     500(R) ("actual" volatility)...why?

     o    Volatility sellers provide liquidity to option buyers but demand a premium for selling the options

     o    Hedging with SandP 500(R) options is akin to buying insurance -
          generally priced above expected cost which can be costly to buy and hold during periods of calm, when one may not need the hedge

o    Historically, the spread has tended to be positive (i.e. implied volatility exceeded realized - see below)

     o    However, the spread has turned sharply negative in times of market stress (e.g., shift from low vol to high vol)

     o    For example, the average implied-actual spread from 2000 to 2002 was just 0.8% and then increased to 2.1% 2003 to 2007. In 2008, however, actual volatility exceeded implied by 5.2%. From 2009 to the present there has been an approximately 3% spread between implied volatility and realized.

                                [MISSING GRAPH]

Average Implied Vol and Average Realized Vol calculated from December 1999 to
December 2010 using listed option expiry dates over rolling 1-month, 3-month and
6-month periods. Source: Deutsche Bank, Bloomberg Finance L.P., 2011

ImpAct Index Construction

ImpAct synthetically "sells" one-month volatility on each monthly option expiry date

o    The index synthetically earns "premium" and pays subsequently realized volatility over the following one-month period

o    This seeks to monetize the difference between implied and realized volatility

o    The short volatility position is calibrated every month to target a consistent exposure relative to current levels of volatility

o    Calculations are based on listed option bid prices

o    Convenient, transparent access to a short volatility strategy

                                [MISSING GRAPH]

                                [MISSING GRAPH]

Note: ImpAct did not exist prior to May 2007. All results prior to that date were retrospectively calculated and do not reflect actual returns. Past performance, actual or hypothetical, is not necessarily indicative of how an index will perform in the future. The performance of ImpAct does not reflect fees and/or costs.
Source: Deutsche Bank, Bloomberg Finance L.P., 2011

BBG:
DBVEMR

EMERALD Strategy

EMERALD seeks to capture returns from mean-reversion of the S&P 500® Index during the course of a single week

- The tendency for daily returns of an index to be followed by daily returns in the opposite direction (or mean-revert) is referred to as negative serial correlation. For an index displaying such a tendency, the net weekly change (or "weekly" volatility) would under-represent the amount the index moved during the week (or "daily" volatility)
- In the S&P 500® Index, volatility observed daily has exceeded volatility observed weekly over the past 11 years approximately 87% of the time[1]
- Illustration: in the fall of 2008, brief but sharp rallies interrupted the dramatic market sell-off frequently. Volatility observed daily topped 70%, but volatility observed weekly registered around 50%[2].


S&P 500 Daily Returns Sep 3 2008 to Dec 16 2008
10%
5%
0%
-5%
-10%
Sep 3
Sep 10
Sep 17
Sep 24
Oct 1
Oct 8
Oct 15
Oct 22
Oct 29
Nov 5
Nov 12
Nov 19
Nov 26
Dec 4
Dec 11

[1] Daily and weekly volatilities of the S&P 500® were observed over daily-rolling 6-month periods.
[2] This was an extreme period with volatility spreads that were highly abnormal and not likely to be frequently repeated.
Note: EMERALD did not exist prior to October 2009. All results prior to that date were retrospectively calculated and do not reflect actual returns. Past performance is not necessarily indicative of how an index will perform in the future. The performance of EMERALD does not reflect fees and/or costs.
Source: Deutsche Bank, Bloomberg Finance L.P., 2011

Page 12

EMERALD Index Construction

EMERALD is calculated from the daily and weekly returns1 of the SandP 500(R)

o    EMERALD combines the equally-weighted returns of 5 sub-indices, one for each day of the week.

o    Let's look at the Monday sub-index:

o    The sub-index's return from one Monday to the next will be based on the following:

     +    Add 5 daily returns: Mon-Tue, Tue-Wed, Wed-Thu, Thu-Fri, Fri-Mon

     -    Subtract 1 weekly return: Mon-Mon

o    In the middle of the week, say Thursday, the sub-index's return week-to-date (from last Monday) will be based on the following:

o    Add 3 daily returns: Mon-Tue, Tue-Wed, Wed-Thu

     -    Subtract 1 week-to-date return: Mon-Thu

o    The strategy offers a unique risk profile that may offset market risk

     o    EMERALD has risen steadily with infrequent draw-downs that were generally quickly recovered

     o    The significant positive returns in 2007-2008 (based on retrospective calculations, not actual returns) demonstrate the value EMERALD can offer during periods of market turmoil

[MISSING GRAPHIC]

[MISSING GRAPH]

1Daily and weekly returns are calculated as squared natural log (LN) returns
Note: EMERALD did not exist prior to October 2009. All results prior to that date were retrospectively calculated and do not reflect actual returns. Past performance, actual or hypothetical, is not necessarily indicative of how an index will perform in the future. The performance of EMERALD does not reflect fees and/or costs.
Source: Deutsche Bank, Bloomberg Finance L.P., 2011

BBG:
DBVELVII

ELVIS II Strategy

ELVIS II is designed to be an efficient long volatility strategy

- The strategy aims to achieve two objectives:
  - Capture volatility spikes that often accompany market sell-offs
  - Reduce hedging carry-costs during bull markets or periods of calm
- The strategy seeks to accomplish this by:
  - Avoiding paying the "risk premium" often associated with options and other hedging products
  - Trading implied volatility on the volatility term structure where it is generally relatively flat
  - Reducing the frequency of rolling necessary to maintain the hedge
- The strategy's performance during a given quarterly roll period depends on changes in S&P 500® implied volatility:
  - An increase in implied volatility should lead to index gains
  - A decrease in implied volatility should lead to index losses

Why forward-starting?

- Forward-starting variance swaps offer the potential for exposure to implied volatility only while avoiding paying the volatility risk premium
- By rolling the position before the notional variance swap starts recording observations, ELVIS II avoids exposure to S&P 500® volatility actually realized by the index; instead, ELVIS II delivers exposure to changes in S&P 500® implied volatility
- By removing exposure to realized volatility, ELVIS II aims to avoid paying the volatility "risk premium," which option sellers usually demand from option buyers and which has manifested itself through a spread between implied volatility and the volatility subsequently realized by the S&P 500® (this is the same spread ImpAct aims to capture)

ELVIS II did not exist prior to August 2010. All results prior to that date were retrospectively calculated and do not reflect actual returns. Past performance, actual or hypothetical, is not necessarily indicative of how an index will perform in the future. The performance of ELVIS II does not reflect fees and/or costs.
Source: Deutsche Bank, Bloomberg Finance L.P., 2011

Page 14

BBG:
DBVELVII

ELVIS II Index Construction

The index is long exposure to future S&P 500® volatility

- The strategy is implemented via notional 6-month variance swaps forward-starting in 3 months, which are rolled at each quarterly listed option expiry as they become spot (current-starting) variance swaps
  - Upon the December listed option expiry, the index "buys" a forward variance swap which measures variance over a 6 month period starting 3 months from December (March-September)
  - Upon the March listed option expiry, the index "sells" the March-September variance swap it holds before it starts measuring realized variance and…
  - … "buys" a new forward variance swap measuring variance over a 6 month period starting 3 months from March (June-December)
- The index re-calibrates notional every roll-date to target consistent volatility exposure:
  - less exposure in a high-volatility environment
  - more exposure in a low-vol environment
- Entry and exit variance swap levels are derived from S&P 500® listed option market prices using established market methodology for pricing variance swaps
  - Because the variance swap strike levels are based on mid-market option prices, they do not take into account the transaction costs (bid-offer spreads) that would be associated with trading variance swaps. To account for this, a cost equivalent to 2% of the 9-month spot variance strike level is deducted from the index over each roll period


Buy Mar-Sep variance forward
Sell Mar-Sep variance
Buy Jun-Dec variance forward
Sell Jun-Dec variance forward
Buy Sep-Mar variance forward
Sell Sep-Mar variance
Dec
Mar
Jun
Sep


150
140
130
120
110
100
90
80
70
60
50
ELVIS II
Live Date
Dec-99
Dec-00
Dec-01
Dec-02
Dec-03
Dec-04
Dec-05
Dec-06
Dec-07
Dec-08
Dec-09
Dec-10

ELVIS II did not exist prior to August 2010. All results prior to that date were retrospectively calculated and do not reflect actual returns. Past performance, actual or hypothetical, is not necessarily indicative of how an index will perform in the future. The performance of ELVIS II does not reflect fees and/or costs.
Source: Deutsche Bank, Bloomberg Finance L.P., 2011

Page 15

Index Costs

EMERALD

The daily  observed  volatility of each Sub-Index is scaled by a factor of 0.98, which is intended to approximate  the costs and expenses of hedging  exposure to the  strategy  underlying  EMERALD.  Historically,  this cost factor has been on average approximately 1 basis point (0.01%) per trading day.

ELVIS II

* Because the variance  swap strike levels used in the  calculation  of ELVIS II are  based on  mid-market  option  prices,  they do not take  into  account  the transaction costs (bid-offer  spreads) that would be associated with trading, or hedging,  variance  swaps.  To account for this, a cost  equivalent to 2% of the
9-month spot  variance  strike  level is deducted  from the index over each roll period.

* The forward  variance strike level for the 3-month  forward  6-month  variance swap is  determined  based on variance  strike levels of the 3-month and 9-month spot  variance  swaps  (Note:  all  variance  swap  strike  levels are quoted in
volatility   points,   not   variance).   These   variance   strike  levels  are
"time-weighted"  as follows to determine the forward variance strike level: 9m x
T2 / (T2 -- T1) -- 3m x T1 / (T2 -- T1), where "9m" is the 9-month spot variance strike;  "3m" is the 3-month spot variance strike; "T1" is the time to maturity, in trading  days,  of the 3-month spot  variance  swap;  and "T2" is the time to maturity, in trading days of the 9-month spot variance swap.

* Based on this  calculation,  raising the 9-month spot variance strike level by
2% of the fair strike level is  approximately  equal to  increasing  the 3-month forward 6-month  variance strike level by 3% of the fair strike level (the exact amount will depend of the number  trading  days in each period and the  relative levels of the 3-month and 9-month spot variance strikes).

*As an example,  if the forward  variance  strike is 20, the cost applied to the index over the  quarterly  roll period  would be  approximately  0.6  volatility points.  Since each forward variance swap is both bought and sold,  resulting in two transactions per roll period,  the effective rolling cost in such a scenario is 0.3 volatility points per transaction.

Risk Factors

The US Volatility Harvest Index is comprised of three volatility strategy indices – EMERALD, ImpAct and ELVIS II. To the extent any of these indices experiences losses, the performance of the US Volatility Harvest Index will be adversely affected.

EMERALD will likely incur losses over a period where S&P 500® volatility observed weekly exceeds volatility observed daily. In practical terms, the strategy is more likely to lose money when the stock market moves in the same direction for multiple days in a row. Strategy returns over a given period are approximately proportional to the percentage differential between daily and weekly variance over the period. There is no assurance that daily volatility will exceed weekly volatility over a given week, and thus no assurance that EMERALD will appreciate.

ImpAct will likely incur losses when observed S&P 500® volatility spikes. Outsize moves in either direction during a given monthly roll period increase the likelihood a drawdown for the period. Strategy returns over a given monthly roll period are proportional to the percentage differential between implied variance at roll-time and subsequently realized variance. There is no assurance that implied volatility during a given roll period will exceed the realized volatility for such period, and thus no assurance that ImpAct will appreciate.

ELVIS II will likely incur losses during periods when S&P 500® implied volatility declines. Strategy returns are proportional to the percentage change in implied variance during a given roll period. There is no assurance that implied volatility during a given roll period will increase, and thus no assurance that ELVIS II will appreciate.

NEGATIVE SERIAL CORRELATION STRATEGY RISK — The tendency of daily returns of an index level to be followed by daily returns in the opposite direction is referred to as negative serial correlation. The net weekly change of an index exhibiting negative serial correlation would under-represent the amount by which the index moved during the week, and realized volatility measured from daily returns of such an index would exceed realized volatility measured from weekly returns. EMERALD reflects a strategy that aims to monetize any negative serial correlation exhibited by the S&P 500® Index by periodically buying daily volatility and selling weekly volatility on the S&P 500® Index in equal notional amounts. EMERALD will appreciate if daily realized volatility exceeds weekly realized volatility over a given week, and decline if daily realized volatility is less than weekly realized volatility over a given week. There is no assurance that any negative serial correlation of daily returns of the S&P 500® Index will exist at any time, and thus no assurance that EMERALD will appreciate. Various market factors and circumstances at any time and over any period could cause, and have in the past caused, EMERALD's strategy to fail to perform as expected. Furthermore, EMERALD employs the methodology described herein to implement its underlying strategy. The return on any securities linked to EMERALD is not linked to any other formula or measure that could be employed to monetize negative serial correlation of daily returns of the S&P 500® Index. Investors in such securities linked to EMERALD will not benefit from any results determined on the basis of any such alternative measure.

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Risk Factors

DEUTSCHE BANK AG, LONDON BRANCH,  AS THE SPONSOR OF THE INDICES,  MAY ADJUST THE
INDEX IN A WAY THAT  AFFECTS  ITS LEVEL AND MAY HAVE  CONFLICTS  OF  INTEREST --
Deutsche Bank AG, London Branch is the sponsor of US Volatility  Harvest,  ELVIS
II, EMERALD and ImpAct (the "Index  Sponsor") and will  determine  whether there has been a market disruption event with respect to US Volatility Harvest,  ELVIS
II,  EMERALD  and  ImpAct  (the  "Indices")  . In the  event of any such  market disruption event, the Index Sponsor may use an alternate method to calculate the closing  level of the  Indices.  The  Index  Sponsor  carries  out  calculations necessary to promulgate the Indices and maintains some discretion as to how such calculations  are made.  In  particular,  the Index  Sponsor has  discretion  in selecting among methods of how to calculate the Indices in the event the regular means of determining the Indices are unavailable at the time a determination  is scheduled to take place. There can be no assurance that any determinations  made by the Index  Sponsor in these various  capacities  will not affect the value of the levels of the  Indices . Any of these  actions  could  adversely  affect the value of securities or options  linked to the Indices . The Index Sponsor has no obligation  to consider  the  interests of holders of  securities  linked to the
Indices in calculating or revising the Indices.

Furthermore,  Deutsche Bank AG,  London Branch or one or more of its  affiliates may have  published,  and may in the  future  publish,  research  reports on the
Indices or investment  strategies  reflected by the Indices (or any transaction, product or security  related to the  Indices or any  components  thereof).  This research is modified from time to time without  notice and may express  opinions or provide  recommendations  that are inconsistent with purchasing or holding of transactions,  products  or  securities  related  to the  Indices.  Any of these activities  may  affect the  Indices or  transactions,  products  or  securities
related  to  the   Indices.   Investors   should  make  their  own   independent
investigation of the merits of investing in contracts or products related to the
Indices.

THE INDICES  HAVE VERY  LIMITED  PERFORMANCE  HISTORY --  Calculation  of the US
Volatility  Harvest  indices began on August 25, 2010 and  calculation  of other indices began on the dates shown above. Therefore, the Indices have very limited performance  history  and no actual  investment  which  allowed  tracking of the performance of the Indices was possible before that date. The index  performance data prior to this date  shown in this  presentation  have been  retrospectively calculated using historical data and the current the Indices  methodology and do not reflect actual Index performance.

Important Notes

The  distribution of this document and the  availability of some of the products
and  services   referred  to  herein  may  be   restricted  by  law  in  certain
jurisdictions.  Some  products and services  referred to herein are not eligible for  sale in all  countries  and in any  event  may  only  be sold to  qualified investors.  Deutsche Bank will not offer or sell any products or services to any persons  prohibited  by the law in  their  country  of  origin  or in any  other relevant country from engaging in any such transactions.  Prospective  investors should understand and discuss with their professional tax, legal, accounting and other  advisors  the effect of  entering  into or  purchasing  any  transaction, product or  security  related to US  Volatility  Harvest  (each,  a  "Structured
Product").  Before entering into any Structured Product you should take steps to ensure that you  understand and have assessed with your  financial  advisor,  or made an independent assessment of, the appropriateness of the transaction in the light of your own objectives and circumstances, including the possible risks and benefits of entering into such Structured Product.
Structured  Products  are not  suitable for all  investors  due to  illiquidity, optionality,  time to  redemption,  and payoff nature of the strategy.  Deutsche
Bank or persons associated with Deutsche Bank and their affiliates may: maintain a long or short position in securities  referenced  herein or in related futures
or  options;  purchase,  sell  or  maintain  inventory;   engage  in  any  other
transaction involving such securities; and earn brokerage or other compensation.
Any payout information,  scenario analysis, and hypothetical calculations should in no case be  construed  as an  indication  of  expected  payout  on an  actual
investment   and/or  expected   behavior  of  an  actual   Structured   Product.
Calculations  of returns on  Structured  Products  may be linked to a referenced index or interest rate. As such, the Structured Products may not be suitable for persons  unfamiliar  with such index or interest rate, or unwilling or unable to bear the risks associated with the transaction.  Structured Product  denominated in a  currency,  other than the  investor's  home  currency,  will be subject to changes in exchange rates,  which may have an adverse effect on the value, price or income return of the products.  These  Structured  Product may not be readily realizable  investments and are not traded on any regulated  market.  Structured
Products involve risk, which may include interest rate, index, currency, credit, political, liquidity, time value, commodity and market risk and are not suitable for all investors.
The past  performance  of an index,  securities  or other  instruments  does not guarantee or predict future  performance.  The distribution of this document and availability  of these  products  and services in certain  jurisdictions  may be restricted by law.
In this document, various  performance-related  statistics, such as index return and volatility,  among others,  of VolHarvest are compared with those of the SandP
500[R] Total Return Index and the JP Morgan  Global  Government  Bond Hedged USD
Index.  Such comparisons are for information  purposes only. No assurance can be given that  VolHarvest  will outperform the SandP 500[R] Total Return Index or the
JP  Morgan  Global  Government  Bond  Hedged  USD Index in the  future;  nor can assurance be given that VolHarvest will not  significantly  underperform the SandP
500[R]  Total Return Index or the JP Morgan  Global  Government  Bond Hedged USD
Index in the future.  Similarly,  no  assurance  can be given that the  relative volatility  levels of  VolHarvest  and the SandP 500[R]  Total  Return Index or of
VolHarvest and the JP Morgan Global Government Bond Hedged USD Index will remain the same in the future.
Deutsche Bank does not provide accounting,  tax or legal advice. BEFORE ENTERING
INTO ANY  TRANSACTION  YOU SHOULD TAKE STEPS TO ENSURE THAT YOU  UNDERSTAND  AND
HAVE MADE AN  INDEPENDENT  ASSESSMENT OF THE  APPROPRIATENESS  OF THE STRUCTURED
PRODUCT  IN  LIGHT OF YOUR  OWN  OBJECTIVES  AND  CIRCUMSTANCES,  INCLUDING  THE
POSSIBLE RISKS AND BENEFITS OF ENTERING INTO SUCH STRUCTURED PRODUCT. YOU SHOULD
ALSO CONSIDER MAKING SUCH INDEPENDENT  INVESTIGATIONS AS YOU CONSIDER  NECESSARY
OR APPROPRIATE FOR SUCH PURPOSE.
Deutsche  Bank" means  Deutsche  Bank AG and its  affiliated  companies,  as the context  requires.  Deutsche Bank Private Wealth  Management  refers to Deutsche
Bank's wealth management activities for high-net-worth clients around the world.
Deutsche Bank Alex Brown is a division of Deutsche Bank Securities Inc.

Important Notes

Backtested, hypothetical or simulated performance results presented herein have inherent limitations. Unlike an actual performance record based on trading actual client portfolios, simulated results are achieved by means of the retroactive application of a backtested model itself designed with the benefit of hindsight. Taking into account historical events the backtesting of performance also differs from actual account performance because an actual investment strategy may be adjusted any time, for any reason, including a response to material, economic or market factors. The backtested performance includes hypothetical results that do not reflect the reinvestment of dividends and other earnings or the deduction of advisory fees, brokerage or other commissions, and any other expenses that a client would have paid or actually paid. No representation is made that any trading strategy or account will or is likely to achieve profits or losses similar to those shown. Alternative modeling techniques or assumptions might produce significantly different results and prove to be more appropriate. Past hypothetical backtest results are neither an indicator nor guarantee of future returns. Actual results will vary, perhaps materially, from the analysis.

Structured Products linked to US Volatility Harvest discussed herein are not insured by the Federal Deposit Insurance Corporation (FDIC) or any other US governmental agency. These Structured Products are not insured by any statutory scheme or governmental agency of the United Kingdom.

These Structured Products typically involve a high degree of risk, are not readily transferable and typically will not be listed or traded on any exchange and are intended for sale only to investors who are capable of understanding and assuming the risks involved. The market value of any Structured Product may be affected by changes in economic, financial and political factors (including, but not limited to, spot and forward interest and exchange rates), time to maturity, market conditions and volatility and the equity prices and credit quality of any issuer or reference issuer.

Deutsche Bank AG has filed a registration statement (including a prospectus) with the SEC for the offerings to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-311-4409.

Additional information may be available upon request. Any results shown do not reflect the impact of commission and/or fees, unless stated.

License Agreement with S&P

Any Structured Products are not sponsored, endorsed, sold or promoted by Standard & Poor's, a division of the McGraw-Hill Companies, Inc., which we refer to as S&P. S&P makes no representation or warranty, express or implied, to the owners of the Structured Products or any member of the public regarding the advisability of investing in securities generally or in the Structured Products particularly, or the ability of the S&P 500® to track general stock market performance. S&P's only relationship to Deutsche Bank AG is the licensing of certain trademarks and trade names of S&P without regard to Deutsche Bank AG or the Structured Products. S&P has no obligation to take the needs of Deutsche Bank AG or the holders of the Structured Products into consideration in determining, composing or calculating the S&P 500®. S&P is not responsible for and has not participated in the determination of the timing, price or quantity of the Structured Products to be issued or in the determination or calculation of the amount due at maturity of the Structured Products. S&P has no obligation or liability in connection with the administration, marketing or trading of the Structured Products.

S&P DOES NOT GUARANTEE THE ACCURACY AND/OR THE COMPLETENESS OF THE S&P 500® OR ANY DATA INCLUDED THEREIN AND S&P SHALL HAVE NO LIABILITY FOR ANY ERRORS, OMISSIONS OR INTERRUPTIONS THEREIN. S&P MAKES NO WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY DEUTSCHE BANK AG, HOLDERS OF THE STRUCTURED PRODUCTS OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE S&P 500® INDEX OR ANY DATA INCLUDED THEREIN. S&P MAKES NO EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIMS ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO THE S&P 500® OR ANY DATA INCLUDED THEREIN. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL S&P HAVE ANY LIABILITY FOR ANY SPECIAL, PUNITIVE, INDIRECT OR CONSEQUENTIAL DAMAGES (INCLUDING LOST PROFITS), EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES.

"STANDARD & POOR'S", "S&P", "S&P 500" AND "500" ARE TRADEMARKS OF THE MCGRAW-HILL COMPANIES, INC. AND HAVE BEEN LICENSED FOR USE BY DEUTSCHE BANK AG. STRUCTURED PRODUCTS ARE NOT SPONSORED, ENDORSED, SOLD OR PROMOTED BY S&P AND S&P MAKES NO REPRESENTATION REGARDING THE ADVISABILITY OF PURCHASING ANY OF THE STRUCTURED PRODUCTS.

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